                                                                      Exhibit 4C

                                 [FACE OF NOTE]

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*

Unless and until it is exchanged in whole or in part for Notes in a certificated form, this Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.*

REGISTERED                          CUSIP No.:               PRINCIPAL AMOUNT
No.:  FLR-__________                ________                 $__________


                     WASHINGTON REAL ESTATE INVESTMENT TRUST
                           MEDIUM-TERM NOTE, SERIES B
                                 (Floating Rate)

INTEREST RATE BASIS        ORIGINAL ISSUE DATE:      STATED MATURITY DATE:
OR BASES:

IF LIBOR:                                               IF CMT RATE:
    [ ] LIBOR Reuters Page                                [ ] CMT Telerate Page 7051

    [ ] LIBOR Telerate Page                        [ ] CMT Telerate Page 7052
                                                          [ ] One-Week Average Yield
                                                          [ ] One-Month Average Yield

LIBOR CURRENCY:


INDEX MATURITY:            INITIAL INTEREST RATE: ____%       INTEREST PAYMENT DATE(S):


SPREAD (PLUS OR            SPREAD MULTIPLIER:                 INITIAL INTEREST RESET
MINUS):                                                       DATE:


MINIMUM INTEREST RATE: %   MAXIMUM INTEREST RATE:  % INTEREST RESET DATE(S):

--------------------------------------------
* This paragraph applies to Global Securities only.

INITIAL REDEMPTION        INITIAL REDEMPTION        ANNUAL REDEMPTION PERCENTAGE
DATE:                     PERCENTAGE:    %          REDUCTION:   %


OPTIONAL REPAYMENT DATE(S):                         CALCULATION AGENT:


INTEREST CATEGORY:                            DAY COUNT CONVENTION:
[ ] Regular Floating Rate Note                  [ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate Note                        from      to        .

        Fixed Rate Commencement Date:           [ ] Actual/360 for the period
        Fixed Interest Rate:    %                       from      to       .

[ ] Inverse Floating Rate Note                  [ ] Actual/Actual for the period

          Fixed Interest Rate:    %                     from      to       .

[ ] Original Issue Discount Note                Applicable Interest Rate Basis:
          Issue Price:    %


SPECIFIED CURRENCY:                             AUTHORIZED DENOMINATION:
[ ] United States dollars                       [ ] $1,000 and integral
                                                    multiples thereof

[ ] Other:                                      [ ] Other:


EXCHANGE RATE AGENT:


DEFAULT RATE:    %


ADDENDUM ATTACHED
[ ] Yes
[ ] No


OTHER/ADDITIONAL PROVISIONS:

        WASHINGTON REAL ESTATE INVESTMENT TRUST, a Maryland real estate investment trust (hereinafter called the "Trust", which term shall include any successor trust or corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________, or registered assigns, upon presentation, the principal sum of _____________________ on the Stated Maturity Date specified above (or any Redemption Date or Optional Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Optional Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest. The Trust will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date
                          --------  -------
occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the Holder of this Note on the Record Date with respect to such second Interest Payment Date.

        Interest on this Note will accrue from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or duly provided for) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to
--------  -------
the Person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date, and shall be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

        Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located c/o Bank One Trust Company, N.A., 14 Wall Street, Eighth Floor, New York, New York 10005, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Trust may determine; provided, however, that if such payment is
                                      --------  -------
to be made in a Specified Currency other than United States dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; provided, however, that a holder of U.S.$10,000,000 (or, if the Specified
--------  -------
Currency specified above is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder.

        If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the required payment of principal, any premium and interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no additional interest shall accrue with respect to such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

        The Trust is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, any such amounts so payable by the Trust will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the holder of this Note; provided, however, that the Holder of
                                        --------  -------
this Note may elect to receive such amounts in such Specified Currency pursuant to the provisions set forth below.

        If the Specified Currency is other than United States dollars and the Holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New

York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Trust for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

        All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

        If the Specified Currency is other than United States dollars, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 16 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 16 calendar days prior to the Maturity Date, as the case may be.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

        Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that "Other/Additional Provisions" apply, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Washington Real Estate Investment Trust has caused this Note to be duly executed.

                                    WASHINGTON REAL ESTATE INVESTMENT TRUST

Dated: ______________               By: _________________________________
                                          Name:
                                          Title:


Attest:



By:  ____________________________
      Name:
      Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.


BANK ONE TRUST COMPANY, N.A.,
 as Trustee



By: _________________________________
         Authorized Signatory

                                [REVERSE OF NOTE]

                     WASHINGTON REAL ESTATE INVESTMENT TRUST
                           MEDIUM-TERM NOTE, SERIES B
                                 (Floating Rate)

         This Note is one of a duly authorized issue of senior debt securities of the Trust (herein called the "Debt Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1996, as amended, modified or supplemented from time to time (the "Indenture"), between the Trust and Bank One Trust Company, N.A. (formerly, The First National Bank of Chicago) (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trust, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Medium-Term Notes, Series B, Due Nine Months or More From Date of Issue" (the "Notes"). All terms used but not defined in this Note specified on the face hereof or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture.

         This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples thereof or the minimum Authorized Denomination specified on the face hereof.

         This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

         This Note will be subject to redemption at the option of the Trust on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

         This Note will be subject to repayment by the Trust at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office in The City of New York not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

         If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of
(1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this
Note is referred to herein as the "Discount".

          For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a constant coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

                  The interest rate borne by this Note will be determined as follows:

                  (i) Unless the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note", this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or on the face hereof, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus any Spread and/or (b) multiplied by any Spread Multiplier, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the
         --------  -------
         period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

                  (ii) If the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", then, except as set forth below or on the face hereof, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus any Spread and/or (b) multiplied by any Spread Multiplier. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in
                              --------  -------
         effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

                  (iii) If the Interest Category of this Note is specified on the face hereof as an "Inverse Floating Rate Note", then, except as set forth below or on the face hereof, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus any Spread and/or (b) multiplied by any Spread Multiplier; provided, however,
                                                         --------  -------
         that, unless otherwise specified on the face hereof, the interest rate hereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that
                                                        --------  -------
         the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

         Unless otherwise specified on the face hereof, the rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or on the face hereof, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding that Interest Reset Date.

         If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law or executive order to close in The City of New York; provided, however, that if the Specified Currency
      --------  -------
is other than United States dollars and any payment is to be made in the Specified Currency in accordance with the provisions hereof, such day is also not a day on which commercial banks are authorized or required by law or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency, unless the Specified Currency is the Euro, in which case such day is also not a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is closed; provided, further, that if LIBOR is an applicable Interest Rate Basis, such day
--------  -------
is also a London Business Day (as defined below). "London Business Day" means any day on which commercial banks are open for business, including dealings in the LIBOR Currency, as defined below, in London.

         "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency, except that with respect to (a) United States dollars, it means The City of New York, (b) Australian dollars, it means Sydney and Melbourne, (c) Canadian dollars, it means Toronto, (d) Deutsche marks, it means Frankfurt, (e) Dutch guilders, it means Amsterdam, (f) Italian lire, it means Milan, (g) South African rand, it means Johannesburg, and (h) Swiss francs, it means Zurich, or (ii) the capital city of the country to which the LIBOR Currency, if applicable, relates, except that with respect to (a) United States dollars, it means The City of New York, (b) Australian dollars, it means Sydney, (c) Canadian dollars, it means Toronto, (d) Deutsche marks, it means Frankfurt, (e) Dutch guilders, it means Amsterdam, (f) Italian lire, it means Milan, (g) Portuguese escudos, it means London, (h) South African rand, it means Johannesburg, and (i) Swiss francs, it means Zurich.

         The "Interest Determination Date" with respect to the Federal Funds Rate and the Prime Rate will be the Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week
--------  -------
preceding the applicable Interest Reset Date, the Interest Determination Date shall be such preceding Friday. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the "Interest Determination Date" pertaining to this Note shall be the latest Business Day that is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable.

         CD Rate.  If an Interest Rate Basis for this Note is specified on the
         -------
face hereof as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of

Governors of the Federal Reserve System in the weekly statistical release designated as H.15(519), or any successor publication ("H.15(519)") under the caption "CDs (secondary market)", or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified on the face hereof as published in the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update or any successor site or publication or other recognized electronic source used for the purpose of displaying the applicable rate ("H.15 Daily Update"), under the caption "CDs (secondary market)". If such rate is not yet published in either H.15(519) or
H.15 Daily Update by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent specified on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers
                                         --------  -------
so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

         CMT Rate. If an Interest Rate Basis for this Note is specified on the
         --------
face hereof as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on (i) the CMT Telerate Page 7051 or (ii) the CMT Telerate Page 7052, as specified on the face hereof.

         If CMT Telerate Page 7051 is specified on the face hereof, the CMT Rate as of the applicable CMT Rate Interest Determination Date shall be the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Telerate Page 7051"), for the particular CMT Rate Interest Determination Date. If such rate is not so displayed on Telerate Page 7051, then the CMT Rate shall be the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular CMT Rate Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities." If such rate does not so appear in H.15(519), then the CMT Rate shall be the rate on the particular CMT Rate Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519). If such rate is not so published, then the CMT Rate shall be the rate on the particular CMT Rate Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT Rate Interest Determination

Date of three leading primary United States government securities dealers in The City of New York (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time. If fewer than five but more than two of the prices are provided as requested, then the CMT Rate shall be the rate on the particular CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or if fewer than three prices are provided as requested, then the CMT Rate shall be the rate on the particular CMT Rate Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time. If fewer than five but more than two prices referred to in the previous sentence are provided as requested, the CMT Rate on the particular CMT Rate Interest Determination Date shall be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or if fewer than three prices referred to in the previous sentence are provided as requested, then the CMT Rate shall be the CMT Rate in effect on the particular CMT Rate Interest Determination Date.

         If CMT Telerate Page 7052 is specified on the face hereof, the CMT Rate as of the applicable CMT Rate Interest Determination Date shall be the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls. If the rate referred to in the preceding sentence does not so appear on Telerate Page 7052, then the CMT Rate shall be the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities." If such rate does not so appear in H.15(519), then the CMT Rate shall be the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls.

If such rate is not so published, then the CMT Rate shall be the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time. If fewer than five but more than two of the prices referred to in the previous sentence are provided as requested, then the CMT Rate shall be the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or if fewer than three prices are provided as requested, then CMT Rate on the particular Interest Determination Date shall be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time. If fewer than five but more than two prices referred to in the previous sentence are provided as requested, then the CMT Rate shall be the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated; or if fewer than three prices referred to in the previous sentence are provided as requested, then the CMT Rate shall be the CMT Rate in effect on that Interest Determination Date.

         If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

         Commercial Paper Rate. If an Interest Rate Basis for this Note is
         ---------------------
specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as published in H.15(519) under the heading "Commercial Paper-Nonfinancial". In the event that such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity as published in H.15 Daily Update under the heading "Commercial Paper-Nonfinancial". If such rate is not yet published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest

Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, selected by the Calculation Agent for commercial paper having the Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the
              --------  -------
Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

         Money Market Yield         =            D x 360          x  100
                                            ----------------
                                            360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

         Eleventh District Cost of Funds Rate. If an Interest Rate Basis for
         ------------------------------------
this Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. or any successor service on page 7058 or any other page as may replace the specified page on that service ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

         Federal Funds Rate. If an Interest Rate Basis for this Note is
         ------------------
specified on the face hereof as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest

Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the specified page on that service ("Telerate Page 120"), or, if such rate does not appear on Telerate Page 120 or is not published by 3:00 P.M., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds published in
H.15 Daily Update under the caption "Federal Funds/Effective Rate". If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Interest Determination Date shall be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, selected by the Calculation Agent, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers
                                        --------  -------
so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         LIBOR. If an Interest Rate Basis for this Note is specified on the face
         -----
hereof as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

          (i) if (a) "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates calculated by the Calculation Agent (unless the LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the LIBOR Currency (as defined below) having the Index Maturity, commencing on the related Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR Telerate" is specified on the face hereof, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date.

         (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the LIBOR Page as specified in clause (i) above, LIBOR will be calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such LIBOR Currency in such market at such time. If fewer than two offered quotations are so provided as requested, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in that Principal Financial Center, selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in such LIBOR Currency in such market at such time; provided, however, that if the banks so selected by
                          --------  -------
the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

         "LIBOR Currency" means the currency specified on the face hereof as to which LIBOR shall be calculated. If no such currency is specified on the face hereof, the LIBOR Currency shall be United States dollars.

         "LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

         Prime Rate. If an Interest Rate Basis for this Note is specified on the
         ----------
face hereto as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the caption "Bank Prime Loan". If such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the rate published in H.15 Daily Update under the caption "Bank Prime Loan". If such rate is not yet published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates appear by 3:00 P.M., New York City time, on the Reuters Screen US PRIME 1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the US PRIME 1 page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         Treasury Rate. If an Interest Rate Basis for this Note is specified on
         -------------
the face hereof as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. or any successor service on page 56 or any other page as may replace that page on that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57"). In the event that the results of the Auction of Treasury Bills having the Index Maturity are not published as provided above by 3:00 P.M., New York City time, on such Calculation Date, then the Treasury Rate shall be the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or, if such rate is not published by 3:00 P.M., New York City time, on the Calculation Date, the rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or, in the event the auction rate is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate shall be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". In the event that such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, then the Treasury Rate on such Treasury Rate Interest Determination Date will be the rate of Treasury Bills having the Index Maturity as published in H.15 Daily Update under the heading "U.S. Government Securities/Treasury Bills/Secondary Market". If such rate is not yet published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on such Calculation Date, then the Treasury Rate on such Treasury Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

               Bond Equivalent Yield =          D x N          x    100
                                               -------
                                            360 - ( D x M )
where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, in each case as specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         The Calculation Agent shall calculate the interest rate hereon on or before each Calculation Date. The "Calculation Date", if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date.

         Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis or by the actual number of days in the year if the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for this Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, shall be calculated in each period in the same manner as if only the Applicable Interest Rate Basis specified on the face hereof applied.

         All percentages resulting from any calculation on this Note shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all amounts used in or resulting from such calculation on this Note shall be rounded, in the case of United States dollars, to the nearest cent.

         If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Trust on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Trust, in each case, upon compliance by the Trust with certain conditions set forth in the Indenture, which provisions apply to this Note.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trust and the rights of the Holders of the Debt Securities at any time by the Trust and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the Holders of all such Debt Securities, to waive compliance by the Trust with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal, premium, if any, and interest in respect of this Note at the times, place and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Trust upon presentation and surrender of this Note for registration of transfer at the office or agency or the Trust in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trust and the Security Registrar for the Notes duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Trust, the Trustee and any agent of the Trust or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Trust, the Trustee nor any such agent shall be affected by notice to the contrary.

         The obligations of the Trust under the Indenture and this Note and all documents delivered in the name of the Trust in connection herewith and therewith do not and shall not constitute personal obligations of the trustees, officers, employees, agents or shareholders of the Trust or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of the Trust for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such trustees, officers, employees, agents or shareholders of the Trust or any of them or any of their personal assets for such satisfaction. The performance of the obligations of the Trust under the Indenture and this Note and all documents delivered in the name of the Trust in connection therewith shall not be deemed a waiver of any rights or powers of the Trust, trustees or shareholders under the Trust's Declaration of Trust.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                 UNIF GIFT MIN ACT - ______  Custodian  _____
TEN ENT - as tenants by the entireties                  (Cust)        (Minor)
JT TEN - as joint tenants with right of        under Uniform Gifts to Minors
          survivorship and not as tenants      Act_____________________
          in common                                   (State)

         Additional abbreviations may also be used though not in the above list.

                                ASSIGNMENT FORM

                  FOR VALUE RECEIVED, the undersigned hereby
                       sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE


----------------------------------
                                       ........................................
----------------------------------




 ................................................................................
             (Please Print or Typewrite Name and Address, including
                             Zip Code, of Assignee)


 ................................................................................
the within Note of Washington Real Investment Trust and _____________________ hereby does irrevocably constitute and appoint

 ................................................................................
Attorney to transfer said Note on the books of the within-named Trust with full power of substitution in the premises.

Dated: .........................................................................

Signature: .....................................................................
NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:
NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in a "signature guarantee program" (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at
_______________________________________________________________________________
_______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at __________________________ ____________, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).



Principal Amount
to be Repaid:  $ _________                ____________________________________

                                          Notice: The signature(s) on this
Date: ____________________                Option to Elect Repayment must
                                          correspond with the name(s) as written
                                          upon the face of this Note in every
                                          particular, without alteration or
                                          enlargement or any change whatsoever.